UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2006

TRX, INC.

(Exact Name Of Registrant As Specified In Charter)

Georgia	000-51478	58-2502748
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6 West Druid Hills Drive

Atlanta, Georgia 30329

(Address of principal executive offices, including zip code)

(404) 929-6100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 1.01. Entry into a Material Definitive Agreement.

1. TRX, Inc. Executive Annual Incentive Plan

On February 14, 2006, the TRX, Inc. Executive Incentive Plan (the “Plan”) was adopted, effective as of January 1, 2006, by the outside directors of the Compensation Committee of the Board of Directors of TRX, Inc. (the “Company”). The purpose of the Plan is to provide annual cash incentives and to attract and retain qualified executives. The outside directors (as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”)) of the Compensation Committee make up the “Committee” that administers the Plan. The chief executive officer, chief operating officer, chief financial officer and any executive vice president of the Company are eligible to participate in the Plan if selected by the Committee for the Plan year. Within 90 days of the beginning of each Plan year, the Committee may determine the performance awards (which are intended to be performance-based awards under Code Section 162(m)) by establishing the target performance awards, generally as a percentage of base compensation, and the performance measures against which the target awards will be measured, which are generally related to the performance of the Company but may also be based on individual performance. As soon as possible after the end of each plan year, the Committee will certify the attainment of the performance measures and will award the performance awards, subject to final Board approval of the awards recommended by the Committee. Performance awards are paid in cash as soon as possible after the Committee’s certification. In the event of a change in control, if the performance measures have been attained, a participant will receive an immediate lump sum cash payment of the performance award based on the level of performance measures attained.

On February 14, 2006, the Committee established corporate performance measures based on the Company’s core revenue, adjusted earnings before all interest expense, taxes, depreciation and amortization (“EBITDA”) and free cash flow for fiscal year 2006. The chief executive officer will be eligible for a performance award from 50% up to 125% of his base salary, depending on the actual performance measures attained by the Company. Other executive officers will be eligible for performance awards from 25% up to 75% of base salary depending on the performance measures actually attained by the Company for the fiscal year. However, if the minimum performance measures established by the Committee are not met, then no performance awards will be paid to any officer under the Plan for fiscal year 2006. Performance awards may never be increased above the maximum amount established by the Committee. All awards recommended by the Committee are subject to final Board approval.

2. Extension of Employment Agreement with Timothy J. Severt

On February 14, 2006, TRX, Inc. (the “Company”) entered into an amendment to the Company’s Employment Agreement, dated February 1, 2000, as amended July 1, 2001, November 1, 2002 and April 26, 2005 (the “Employment Agreement”) with Timothy J. Severt, the Company’s Executive Vice President, Administration. Pursuant to the amendment, the expiration date of the term of the Employment Agreement was extended from February 1, 2006 to February 1, 2008. Additionally, the Agreement was amended to provide for annual performance reviews and upward adjustments to Mr. Severt’s base salary at the Company’s sole discretion. The terms of the Employment Agreement, which was filed as Exhibit 10.26 to the Company’s registration statement on Form S-1 filed with the Securities and Exchange Commission on May 9, 2005, otherwise remain the same.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRX, INC.
(Registrant)

Date: February 14, 2006	/s/ Lindsey B. Sykes
Lindsey B. Sykes Chief Financial Officer